10F-3 REPORT

                            TRAVELERS SERIES FUND INC.
                         VAN KAMPEN ENTERPRISE POPRTFOLIO

                     November 1, 2000 through January 31, 2001

              Trade                                    Purchase  % of
Issuer        Date    Selling Dealer            Amount   Price   Issue(1)
Immunex Corp. 11/9/00 Sanford Bernstein, Lehman $202,000 39.75   0.01%
                      Merrill Lynch, CS First Boston

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.




                                  10F-3 REPORT

                            TRAVELERS SERIES FUND INC.
                            ALLIANCE GROWTH POPRTFOLIO

                     February 1, 2001 through April 30, 2001

           Trade                                         Purchase % of
Issuer      Date   Selling Dealer              Amount     Price  Issue(1)
Flextronix 02/1/01 Bank of America Securities $1,441,625 37.938 0.14% International Ltd.

(1) Represents purchases by all affiliated funds; may not exceed
    25% of the principal amount of the offering.